Exhibit 5.1 and 23.3
Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

November 3, 2022

Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, Louisiana 70433

Re: Registration Statement on Form S-3 Filed by Globalstar, Inc.

Ladies and Gentlemen:

We have acted as counsel for Globalstar, Inc., a Delaware corporation (“Globalstar”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3, filed with the Commission on November 3, 2022 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) shares of Globalstar’s voting common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of Globalstar’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); (iii) warrants of Globalstar (the “Warrants”); (iv) debt securities of Globalstar (the “Debt Securities”); (v) guarantees (the “Guarantees”) of the Debt Securities by one or more of the direct or indirect subsidiaries of Globalstar listed on Schedule I hereto (each, a “Delaware Guarantor” and collectively, the “Delaware Guarantors”), SPOT LLC (the “Colorado Guarantor”) and Globalstar Media, LLC (the “Louisiana Guarantor” and together with the Delaware Guarantors and the Colorado Guarantor, each, a “Guarantor” and collectively the “Guarantors” and together with Globalstar, each an “Opinion Party” and collectively, the “Opinion Parties”) and (vi) units consisting of any combination of the other securities offered (“Units”). The Common Stock, the Preferred Stock, the Warrants, the Debt Securities, the Guarantees and the Units are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) copies of each Opinion Party’s Certificate of Incorporation, Articles of Incorporation, Certificate of Formation or such other formation documents, as applicable; (ii) copies of each Opinion Party’s bylaws, operating agreement, limited liability company agreement or such other governing documents, as applicable, as amended and in effect as of the date hereof; and (iii) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Opinion Parties and documents furnished to us by the Opinion Parties without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by Globalstar with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Globalstar or any restriction imposed by any court or governmental body having jurisdiction over Globalstar; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by Globalstar and the other parties thereto; (vii) any warrant agreement, Warrant, note, indenture or Unit will be governed by the laws of the

Exhibit 5.1 and 23.3
State of New York; (viii) any indenture will be duly qualified under the Trust Indenture Act of 1939, as amended; (ix) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (x) each of the Colorado Opinion Party and the Louisiana Opinion Party (A) is duly formed and is validly existing and in good standing (or such jurisdictional equivalent), (B) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (B) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, each applicable Guarantee, indenture and other transaction documents each of the Colorado Guarantor and Louisiana Guarantor, as applicable, is a party; and (xi) each of the Colorado Guarantor and Louisiana Guarantor has the limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each applicable Guarantee, indenture and other transaction documents to which it is a party, we are of opinion that:

1.with respect to the Debt Securities and the Guarantees to be issued under an indenture, when (A) the board of directors of Globalstar, a duly constituted and acting committee thereof or any officers of Globalstar delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Globalstar Board”), and the board of directors, board of managers, manager, members, general partner or other person(s) with the requisite corporate, limited liability company or partnership authority of each applicable Guarantor, has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities and the Guarantees, as applicable, the terms of the offering thereof, and related matters and (B) such Debt Securities and Guarantees, as applicable have been duly executed, authenticated, issued and delivered in accordance with the provisions of an indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Globalstar Board and, upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees, as applicable, will be validly issued and will constitute valid and binding obligations of Globalstar and the Guarantor, as applicable, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2.with respect to the Common Stock, when (A) the Globalstar Board has taken all necessary corporate action to approve the issuance and terms of the offering, and related matters, of the Common Stock in conformity with the Third Amended and Restated Certificate of Incorporation of Globalstar, and (B) certificates representing such Common Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances Globalstar has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Globalstar Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Globalstar Board, for the consideration approved by the Globalstar Board (which consideration is not less than the par value of the Common Stock), then such Common Stock will be validly issued, fully paid and nonassessable;

3.with respect to the Preferred Stock, when (A) the Globalstar Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof, and related matters in conformity with the Third Amended and Restated Certificate of Incorporation of Globalstar, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, (B) such Certificate of Designation has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such Preferred Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances, Globalstar has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Globalstar Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with

Exhibit 5.1 and 23.3
the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Globalstar Board, for the consideration approved by the Globalstar Board (which consideration is not less than the par value of the Preferred Stock), then such Preferred Stock will be validly issued, fully paid and nonassessable;

4.with respect to the Warrants, when (A) the Globalstar Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by Globalstar, the warrant agent appointed by Globalstar and each other party thereto, (C) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Warrants are exercisable for shares of Common Stock, the actions described in paragraph 2 above have been taken, (E) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 3 above have been taken, and (F) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Globalstar Board upon payment of the consideration therefor provided for therein, then the Warrants will be validly issued and will constitute valid and binding obligations of Globalstar, enforceable against Globalstar in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

5.with respect to the Units, when (A) such Units have been duly authorized, executed and delivered by the parties thereto, (B) the Globalstar Board has taken all necessary corporate action to approve the creation of and the issuance and terms of such Units, the terms of the offering thereof and related matters, (C) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 2 above have been taken, and (E) if such Units relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 3 above have been taken, then such Units will be legally issued and binding obligations of Globalstar, enforceable against Globalstar in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of any indenture, Debt Security, Guarantee, Warrant or Unit that (i) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (x) the enforceability of the provisions of any indenture, any Debt Security, Guarantee, Warrant or Unit to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (y) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Exhibit 5.1 and 23.3

Very truly yours,

/s/ Taft Stettinius & Hollister LLP

Exhibit 5.1 and 23.3
Schedule I

Delaware Guarantors

GSSI, LLC
ATSS Canada, Inc.
Globalstar Brazil Holdings, L.P.
Globalstar C, LLC
Globalstar Leasing LLC
Globalstar Licensee LLC
Globalstar Security Services, LLC
Globalstar USA, LLC
GUSA Licensee LLC
GCL Licensee LLC
SPOT LLC
Globalstar Media, LLC
Globalstar Broadband Services, Inc.
Globalstar International, LLC
Globalstar Holding US, LLC